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                                                                   EXHIBIT 10.11


                              PEGASUS SYSTEMS, INC.
                    1997 AMENDED EMPLOYEE STOCK PURCHASE PLAN


                  ARTICLE I-PURPOSE

I.1. PURPOSE.

         The Pegasus Systems, Inc. 1997 Amended Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Pegasus Systems, Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                  ARTICLE II-DEFINITIONS

II.1. BASE PAY

         "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

II.2. COMMITTEE

         "Committee" shall mean the individuals described in Article XI.

II.3. EMPLOYEE

         "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company or Subsidiary Corporation and is regularly scheduled to work more than 20 hours per week and five months per year.

II.4. SUBSIDIARY CORPORATION

         "Subsidiary Corporation" shall mean any present or future corporation that (i) would be a "subsidiary corporation" of Pegasus Systems, Inc., as that term is defined in Section 424 of the Code, and (ii) is designated as a participating employer under the Plan by the Committee.




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                  ARTICLE III-ELIGIBILITY AND PARTICIPATION

III.1. INITIAL ELIGIBILITY.

         Any Employee who shall have completed 90 days' employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such 90-day period has concluded.

III.2. LEAVE OF ABSENCE.

         For purposes of participation in the Plan, an Employee on leave of absence shall be deemed to remain an Employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such ninetieth day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

III.3. RESTRICTIONS ON PARTICIPATION.

         Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

         (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

         (b) that permits such Employee's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.




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III.4. COMMENCEMENT OF PARTICIPATION.

         An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII. This Section 3.04 is subject to the Company's right to terminate the Plan as provided in Section 12.05.


                  ARTICLE IV-OFFERINGS

IV.1. ANNUAL OFFERINGS.

         The Plan will be implemented by annual offerings of the Company's common stock (the "Offerings") beginning on each November 15 and terminating on the following November 14. As used in the Plan, "Offering Commencement Date" means the November 15 on which the particular Offering begins, and "Offering Termination Date" means the November 14 on which the particular Offering terminates.


                  ARTICLE V-PAYROLL DEDUCTIONS AND OTHER FUNDING

V.1. AMOUNT OF PAYROLL DEDUCTION.

         At the time of filing an authorization for payroll deduction, a participant shall elect to have deductions made from his or her pay on each payday while a participant in an Offering at the rate of any whole percentage (not to exceed 10%) of such Employee's Base Pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during the Offering.

V.2. PARTICIPANT'S ACCOUNT.

         All payroll deductions made for a participant shall be credited to such participant's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence, and then only as provided in Section. 5.04.



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V.3. CHANGES IN PAYROLL DEDUCTIONS.

         A participant may discontinue participation in the Plan as provided in
Article VIII. In addition, a participant may, during the first ninety (90) days following the Offering Commencement Date of each Offering, make one change (either to increase or decrease) the amount of the participant's payroll deductions. No other change can be made during an Offering in the amount of payroll deductions for that Offering.

V.4. LEAVE OF ABSENCE.

         If a participant goes on a leave of absence, such participant may elect to: (a) withdraw the balance in his or her account pursuant to Section 7.02, (b) discontinue contributions to the Plan but remain a participant in the Plan, or
(c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

V.5. OTHER FUNDING DURING  OFFERING PERIOD.

         During an Offering Period, the Company may permit eligible Employees to make lump sum contributions by check payable to the Company, subject to such uniform conditions and limitations as the Committee may direct from time to time; provided, that the total amount contributed during each Offering (from payroll deductions and other contributions) does not exceed 10% of an Employee's Base Pay in effect at the Offering Commencement Date of such Offering.

                  ARTICLE VI-GRANTING OF OPTION

VI.1. NUMBER OF OPTION SHARES.

         On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) the percentage of the Employee's Base Pay that he or she elects to have withheld or otherwise contributes by check during the Offering Period but not in any case in excess of 10%) multiplied by (ii) the Employee's Base Pay during the period of the offering (iii) divided by 85% of the market value of the stock of the Company on the applicable Offering Commencement Date. The market value of the Company's stock shall be determined as provided in
Section 6.02, below. An Employee's Base Pay during the period of an Offering shall be determined by multiplying his or her normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 52 or the hourly rate by 2080, as the case may be; provided that, in the case of a part-time





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Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during the Offering (or, for a part-time salaried employee, by multiplying such Employee's normal weekly rate of pay by the number of weeks such Employee is expected to work during the period of the Offering).

VI.2. OPTION PRICE.

         The option price of stock purchased during such Offering for a participant therein shall be the lower of:

         (a) 85% of the closing price of the Company's common stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on Nasdaq or any other national stock exchange; or

         (b) 85% of the closing price of the Company's common stock on the Offering Termination Date or the nearest prior business day on which trading occurred on Nasdaq or any other national stock exchange. If the common stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.


                  ARTICLE VII-EXERCISE OF OPTION

VII.1. EXERCISE.

         Unless a participant gives written notice to the Company as hereinafter provided, his or her option to purchase stock with payroll deductions and/or other contributions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions and other contributions credited to his or her account at that time will purchase at the applicable option price. Alternatively, the participant may make a lump-sum payment of the exercise price. In no case, however, shall the participant purchase more shares than were granted pursuant to Section 6.01.

VII.2. WITHDRAWAL OF ACCOUNT.

         By written notice to the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions and other contributions at such time.



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VII.3. FRACTIONAL SHARES.

         Fractional shares will not be issued under the Plan and any accumulated payroll deductions and other contributions which would have been used to purchase fractional shares will be retained in the account for the subsequent Offering unless the participant does not participate in the next Offering, and in such event, the balance will be refunded to the participant.

VII.4. TRANSFERABILITY OF OPTION.

         During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

VII.5. DELIVERY OF STOCK.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of the option.


                  ARTICLE VIII-WITHDRAWAL

VIII.1. IN GENERAL.

         As indicated in Section 7.02, a participant may withdraw payroll deductions and other contributions credited to his or her account under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions and other contributions credited to such participant's account will be paid promptly after receipt of notice of withdrawal, and no further payroll deductions or other contributions will be allowed during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of accumulated payroll deductions or other contributions as an election, under Section 7.02, to withdraw such account.

VIII.2. EFFECT ON SUBSEQUENT PARTICIPATION.

         A participant's withdrawal from any Offering will not have any effect upon eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

VIII.3. TERMINATION OF EMPLOYMENT.

         Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions and other contributions credited to such participant account will be



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returned, or, in the case of death subsequent to the termination of employment, to the person or persons entitled thereto under Section 12.01.

VIII.4. TERMINATION OF EMPLOYMENT DUE TO DEATH.

         Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either to:

         (a) withdraw all of the payroll deductions and other contributions credited to the participant's account under the Plan, or

         (b) exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions and other contributions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary.

         In the event that no such written notice of election shall be duly received by the office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

VIII.5. LEAVE OF ABSENCE.

         A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than ninety days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the ninetieth day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.


                  ARTICLE IX-INTEREST

IX.1. PAYMENT OF INTEREST.

         Interest shall be paid on amounts contributed to the Plan that were not used to purchase shares of the Company's common stock. Such amounts will be



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deemed to have earned simple interest during the period from the date of withholding or contribution, as applicable, to the date of return at the regular passbook savings account rates per annum in effect at the NationsBank, during the applicable offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank selected by the Committee.


                    ARTICLE X-STOCK

X.1. MAXIMUM SHARES.

         The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04 shall not to exceed 500,000 for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions and other contributions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible.

X.2. PARTICIPANT'S INTEREST IN OPTION STOCK.

         The participant will have no interest in stock covered by an option until such option has been exercised.

X.3. REGISTRATION OF STOCK.

         Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designate by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

X.4. RESTRICTIONS ON EXERCISE.

         The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of common stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:




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         (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that such participant intends to purchase the shares for investment and not for resale or distribution.

                  ARTICLE XI-ADMINISTRATION

XI.1. APPOINTMENT OF COMMITTEE.

         The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

XI.2. AUTHORITY OF COMMITTEE.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

XI.3. RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE.

         The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent is shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.




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                  ARTICLE XII-MISCELLANEOUS

XII.1. DESIGNATION OF BENEFICIARY.

         A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.


XII.2. TRANSFERABILITY.

         Neither payroll deductions nor other contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

XII.3. USE OF FUNDS.

         All payroll deductions and other contributions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall be not be obligated to segregate such payroll deductions or contributions.

XII.4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         (a) If, while any options are outstanding, the outstanding shares of common stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares





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which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

XII.5. AMENDMENT AND TERMINATION.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.




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XII.6. EFFECTIVE DATE.

         The Plan shall be effective as of September 23, 1997, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders (or by any other method of approval adequate under Texas sate law). If the Plan is not so approved within 12 months of the date the Plan is adopted by the Company's board of directors, the Plan shall be deemed to have not become effective.

XII.7. NO EMPLOYMENT RIGHTS.

         The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

XII.8. EFFECT OF PLAN.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

XII.9. NOTICES.

         All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, the Company's Human Resources Department.

XII.10. GOVERNING LAW.

         The law of the State of Texas will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.




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